As filed with the Securities and Exchange Commission on June 27, 1997

                                                       Registration No.333-

  ===========================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                   11-2230715
 (State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification Number)

                             200 WIRELESS BOULEVARD
                            HAUPPAUGE, NEW YORK 11788
                    (Address of principal executive offices)

        HIRSCH INTERNATIONAL CORP. - NON-QUALIFIED STOCK OPTION AGREEMENT
                            (Full title of the plan)

                                  HENRY ARNBERG
                                    PRESIDENT
                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                            Hauppauge, New York 11788
                                 (516) 436-7100

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             RAYMOND S. EVANS, ESQ.
                    Ruskin, Moscou, Evans & Faltischek, P.C.
                              170 Old Country Road
                             Mineola, New York 11501
                                 (516) 663-6500
                           (516) 663-6641 (facsimile)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================

Title of each           Number of shares            Proposed maximum            Proposed maximum
class of securities        to be                     offering price            aggregate offering          Amount of
to be registered          registered                 per share (1)                 price (1)              registration fee (1)
---------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock,
$.01 par value (2)          331,250                      $16.20                    $5,366,250


                        ----------------------------------------------------------------------------------------------------------
                             60,300                      $18.75                    $1,130,625
                        ----------------------------------------------------------------------------------------------------------
                             25,806                      $19.50                     $503,217
----------------------------------------------------------------------------------------------------------------------------------
Total                       417,356                                                $7,000,092                    $2121.24
----------------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purposes of calculating the registration fee and based upon the sales prices at which such options may be exercised.

     (2) Pursuant to Rule 416(c), there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the stock option agreements being registered.


===========================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     ITEM 1. PLAN INFORMATION

     In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

     ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     In accordance with Rule 428 under the Act and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

PROSPECTUS

                           HIRSCH INTERNATIONAL CORP.

                     417,356 Shares of Class A Common Stock

                              --------------------


     This  Prospectus  relates  to an  offering  by  Ronald  H.  Krasnitz,  Vice
President and Director of the Company and Martin Krasnitz, Jimmy L. Yates, Charles Beckey and Lowell Nelson, as selling stockholders ("Selling Stockholders") of 417,356 shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Hirsch International Corp. (the "Company") issued or to be issued upon exercise of options granted to the Selling Stockholders pursuant to Non-Qualified Stock Option Agreements. The Shares may be sold by the Selling Stockholders from time to time in transactions on the Nasdaq National Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof. See "Selling Stockholders" and "Plan of Distribution." The Company will not receive any proceeds from the shares sold by the Selling Stockholders.

     The Class A Common Stock is traded on the Nasdaq National Market under the symbol "HRSH." On June 24, 1997, the last closing sale price of the Class A Common Stock, as reported by Nasdaq, was $22.25 per share.

                              --------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


                              --------------------






                  The date of this Prospectus is June 27, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549. The Company's Common Stock is quoted on the Nasdaq Stock Market and reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, NW, Washington, D.C. 20006. The Commission also maintains a Web site that contains reports, proxy information statements and other information that may be obtained electronically by using the Commission's Web Site on the Internet at http://www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

       The following documents previously filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the year ended January 31, 1997;

     (2) The Company's Quarterly Reports on Forms 10-Q and 10-Q/A for the quarter ended April 30, 1997;

     (3) The Company's Current Report on Form 8-K filed with the Commission on May 30, 1997;

     (4) The Company's Proxy Statement dated May 20, 1997; and

     (5) The description of the Company's Common Stock contained in the Company's Registration Statements on Form S-3 (Registration Nos. 333-26539 and 333-28603), as filed with the Commission on June 6, 1997.

     (6) The Company's Registration Statements on Form S-3, Registration Nos. 333-26539 and 333-28603, as filed with the Commission on June 6, 1997..

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon oral or written request of such person, a copy of any document that has been incorporated in this Prospectus by reference. Requests for such documents should be directed to the Company at its offices located at 200 Wireless Boulevard, Hauppauge, New York 11788, telephone number
(516) 436-7100, Attention: Secretary.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the shares of the Company's Class A Common Stock beneficially owned by them as of June 1, 1997 and being offered hereby by the Selling Stockholders:

     Name of Selling  Stockholder    Beneficially  Owned Before Offering(1)     Number of Shares Being Registered


       Ronald H. Krasnitz                                52,014 (2)                              165,625

       Martin Krasnitz                                   52,014 (3)                              165,625
        Jimmy L. Yates                                  106,507 (4)                               60,300
        Charles Beckey                                   10,257 (5)                               12,903
        Lowell Nelson                                    10,257 (6)                               12,903


     ----------------------------

     (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options.

     (2) Includes options to purchase 41,407 shares of Class A Common Stock at an exercise price of $16.20. Ronald Krasnitz has agreed not to sell or dispose any of his shares prior to September 30, 1997 pursuant to a lock-up agreement entered into in connection with the Company's public offering of Class A Common Stock on June 6, 1997.

     (3) Includes options to purchase 41,407 shares of Class A Common Stock at an exercise price of $16.20. Martin Krasnitz has agreed not to sell or dispose any of his shares prior to September 30, 1997 pursuant to a lock-up agreement entered into in connection with the Company's public offering of Class A Common Stock on June 6, 1997.

     (4) Does not include options to purchase 60,300 shares of Class A Common Stock at an exercise price of $18.75. Jimmy L. Yates has agreed not to sell or dispose any of his shares prior to September 30, 1997 pursuant to a lock-up agreement entered into in connection with the Company's public offering of Class A Common Stock on June 6, 1997.

     (5) Includes 10,257 shares of Class A Common Stock held in the name of Wyandot Disposition, Inc. Does not include options to purchase 12,903 shares of Class A Common Stock at an exercise price of $19.50. Charles Beckey has agreed not to sell or dispose any of his shares prior to September 30, 1997 pursuant to a lock-up agreement entered into in connection with the Company's public offering of Class A Common Stock on June 6, 1997.

     (6) Includes 10,257 shares of Class A Common Stock held in the name of Wyandot Disposition, Inc. Does not include options to purchase 12,903 shares of Class A Common Stock at an exercise price of $19.50. Lowell Nelson has agreed not to sell or dispose any of his shares prior to September 30, 1997 pursuant to a lock-up agreement entered into in connection with the Company's public offering of Class A Common Stock on June 6, 1997.

     The Selling Stockholders have acquired or will acquire the shares listed under the caption "Number of Offered" through the exercise of options granted pursuant to the Company's Non-Qualified Stock Option Agreements.

                             PLAN OF DISTRIBUTION

     The Selling Stockholders may sell the Shares from time to time through dealers or brokers in transactions on the Nasdaq National Market at prices then prevailing, or directly to one or more purchasers in negotiated transactions at negotiated prices, or in a combination thereof. The Selling Stockholders and any dealers or brokers that participate in such distribution may be deemed "underwriters" within the meaning of the Securities Act and any commissions or discounts received by any such dealer or broker may be deemed "underwriting compensation."

     The Selling Stockholders have been advised that they are subject to the applicable provisions of the Exchange Act.

                                  LEGAL MATTERS

     The validity and issuance of the Shares offered hereby will be passed upon for the Selling Stockholders by Ruskin, Moscou, Evans & Faltischek, P.C., Mineola, New York.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Ninth of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision in the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     Article Tenth of the Company's Certificate of Incorporation provides that all persons who the Company is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Company to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's By-Laws (the "By-Laws") provide that the Company shall indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

       The Company currently maintains directors' and officers' liability insurance coverage for all directors and officers and has entered into indemnification agreements with its directors and officers.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the year ended January 31, 1997;

     (2) The Company's Quarterly Reports on Form 10-Q and 10-Q/A for the quarter ended April 30, 1997;

     (3) The Company's Current Report on Form 8-K filed with the Commission on May 30, 1997;

     (4) The description of the Company's Common Stock contained in its Registration Statements on Form S-3 (Registration Nos. 333-26539 and 333-28603), as filed with the Commission on June 6, 1997;

     (5) The Company's Proxy Statement dated May 20, 1997; and

     (6) The Company's Registration Statements on Form S-3, Registration Nos. 333-26539 and 333-28603.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Common Stock offered hereby will be passed upon for the Registrant by the law firm of Ruskin, Moscou, Evans & Faltischek, P.C. Certain partners of such firm own an aggregate of approximately 5,000 shares of the Registrant's Common Stock.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Ninth of the registrant's Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision in the Certificate is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     Article Tenth of the registrant's Certificate of Incorporation provides that all persons who the registrant is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's By-Laws (the "By-Laws") provide that the Registrant shall indemnify each director and such of the Registrant's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

     The registrant currently maintains directors' and officers' liability insurance coverage for all directors and officers and has entered into indemnification agreements with its directors and officers.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

     ITEM 8. EXHIBITS

     4.1 Non-Qualified  Stock Option Agreement between the Registrant and Ronald
H. Krasnitz.

     4.2 Non-Qualified Stock Option Agreement between the Registrant and Martin Krasnitz.

     4.3  Non-Qualified  Stock Option Agreement between the Registrant and Jimmy
L. Yates.

     4.4 Non-Qualified Stock Option Agreement between the Registrant and Charles Beckey.

     4.5 Non-Qualified Stock Option Agreement between the Registrant and Lowell Nelson.

     5.1 Opinion of Ruskin, Moscou, Evans & Faltischek, P.C.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Ruskin,  Moscou,  Evans &  Faltischek,  P.C.  (contained in
Exhibit 5.1 hereof).

     ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     To  include  any  material   information   with  respect  to  the  plan  of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against public policy against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on the ___ day of June, 1997.

                                      HIRSCH INTERNATIONAL CORP.


                             By:      \ s\ Henry Arnberg
                                      Henry Arnberg, President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorized each of Henry Arnberg and Paul Levine with full power of substitution to execute in the name of such person and to file any amendment or post-effective amendment to this Registration Statement making such changes in this Registration Statement as the Registrant deems appropriate and appoints each of Henry Arnberg and Paul Levine with full power of substitution, attorney-in-fact to sign and to file any amendment and post-effective amendment to this Registration Statement.


              Signature                                         Title                                    Date

 \s\ Henry Arnberg                      Chief Executive Officer, President
--------------------------              and Chairman of the Board (Principal                            June 27, 1997
Henry Arnberg                           Executive Officer)

\s\ Paul Levine                         Chief Operating Officer, Executive
--------------------------              Vice President, Secretary                                       June 27, 1997
Paul Levine                             (Principal Operating Officer)

\s\ Kenneth Shifrin                     Chief Financial Officer and Vice President                      June 27, 1997
--------------------------              Finance (Principal Accounting and Financial
Kenneth Shifrin                                       Officer

\s\ Tas Tsonis                          Vice President, President of Pulse Microsystems
--------------------------              Ltd. and Director                                               June 27, 1997
Tas Tsonis

\s\  Ronald Krasnitz                    Vice President, Vice President - Manufacturing
--------------------------              of Tajima USA,Inc. and Director                                 June 27, 1997
Ronald Krasnitz

\s\ Herbert Gardner                     Director                                                        June 27, 1997
--------------------------
Herbert M. Gardner

\s\ Marvin Broitman                     Director                                                        June 27, 1997
--------------------------
Marvin Broitman

\s\ Douglas Schenendorf                 Director                                                        June 27, 1997
--------------------------
Douglas Schenendorf


                                  Exhibit Index


     4.1 Non-Qualified  Stock Option Agreement between the Registrant and Ronald
H. Krasnitz.

     4.2 Non-Qualified Stock Option Agreement between the Registrant and Martin Krasnitz.

     4.3  Non-Qualified  Stock Option Agreement between the Registrant and Jimmy
L. Yates.

     4.4 Non-Qualified Stock Option Agreement between the Registrant and Charles Beckey.

     4.5 Non-Qualified Stock Option Agreement between the Registrant and Lowell Nelson.

     5.1 Opinion of Ruskin, Moscou, Evans & Faltischek, P.C.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Ruskin,  Moscou,  Evans &  Faltischek,  P.C.  (contained in
Exhibit 5.1 hereof).